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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 2003, relating to the financial statements of InfraSource Services Incorporated as of September 23, 2003 and for the period May 30, 2004 (inception) to September 23, 2004, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 28, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS